Exhibit 23.3

CONSENT OF DEGOLYER AND MACNAUGHTON

June 25, 2012

Ladies and Gentlemen,

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as independent petroleum engineers, and to the inclusion or incorporation by reference of certain estimates of proved oil and gas reserves contained in our reports “Appraisal Report as of December 31, 2011 on Certain Properties owned by Linn Energy, LLC”, “Appraisal Report as of December 31, 2010 on Certain Properties owned by Linn Energy, LLC”, “Appraisal Report as of December 31, 2009 on Certain Properties owned by Linn Energy, LLC”, and “Appraisal Report as of April 1, 2012 on Certain Properties owned by Linn Energy, LLC BP Hugoton Acquisition” in this Registration Statement on Form S-l and related prospectus of Linn Co, LLC and Linn Energy, LLC.

We further consent to the inclusion of our Letter Report dated February 16, 2012, incorporated by reference from the Linn Energy, LLC Annual Report on Form 10-K for the year ending December 31, 2011.

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGolyer and MacNaughton Texas Registered Engineering Firm F-716